Exhibit 32.2

Certification of the Principal Financial Officer

Pursuant to 18 U.S. C. Section 1350

In connection with the Annual Report on Form 10-K of Kaiser Group Holdings, Inc. (the “Company”) for the period ending December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Marian P. Hamlett, Chief Financial Officer of the Company, certify, to the best of my knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002 that:

(1)   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 28, 2006	/s/ Marian P. Hamlett
Marian P. Hamlett,
Chief Financial Officer